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                                                          Part C Exhibit 24.1.a.

                            THE GOVETT FUNDS, INC.

                             ARTICLES OF AMENDMENT
                            CHANGING NAMES OF SERIES
                       PURSUANT TO MGCL SECTION 2-605(B)


          The Govett Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


     FIRST:     The Charter of the Corporation is hereby amended to provide  as
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follows:

     (a) The name and designation of the Class C shares of each series of capital stock of the Corporation is hereby changed to the "Institutional Class" shares of such series of capital stock of the Corporation.

     SECOND:    The amendment does not change the outstanding capital stock of
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the corporation or the aggregate par value thereof.


     THIRD:     The foregoing amendment to the Charter of the Corporation has
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been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.


     FOURTH:    The Corporation is registered as an open-end company under the
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Investment Company Act of 1940.

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                                                          Part C Exhibit 24.1.a.

          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 26/th/ day of June, 1997.



                                       THE GOVETT FUNDS, INC.


                                       By/s/ Brian Lee
                                          Name:  Brian Lee
                                          Title:  President

ATTEST:

/s/ Alice L. Schulman
Name:  Alice L. Schulman
Title:  Secretary


          THE UNDERSIGNED, the President of The Govett Funds, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                         /s/ Brian Lee
                                         Name:  Brian Lee
                                         Title: President

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